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                                                                   April 6, 2000


Mr. Thomas Steinberg
Gunther International, Ltd.
C/o Loews Corporation
667 Madison Avenue
New York, New York  10021

                                               Re:     Second Amendment of Lease

Dear Mr. Steinberg:

         This letter sets forth a second amendment to the Lease dated July 31, 1996 between UNC INCORPORATED, as landlord, and GUNTHER INTERNATIONAL, LTD., as tenant, which Lease was amended by a first amendment dated on or about July 20, 1999. This second amendment is as follows:

         1. Section 1.2 of the Lease is amended to provide that the term of the Lease shall end on September 30, 2001.

         2. Section 2.1 of the Lease shall continue as amended by the first amendment dated on or about July 20, 1999 to provide that the Rent payable during the period from October 1, 2000 through September 30, 2001, shall be $360,000 payable in equal monthly installments of $30,000 each, payable on the first day of each calendar month.

         3. Except as specifically modified by this amendment, all other terms and conditions set forth in the Lease, as amended by the first amendment, shall remain the same.

         Please countersign this letter in the space provided below indicating Tenant's acceptance of this amendment.

                                            Very truly yours,

                                            UNC INCORPORATED


                                            By: /s/ ROBERT BONITO

                                            Title: General Manager of Operations

ACCEPTED AND AGREED TO BY GUNTHER INTERNATIONAL, LTD.:


By: /s/ MARC I. PERKINS

Title: President & CEO